EXHIBIT 4.1

CHINA GROWTH EQUITY INVESTMENT LTD.

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE
ORDINARY SHARE

THIS CERTIFIES THAT                                                                                                                                                   is the owner of                                                                                                       Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.001 per share (“Ordinary Share ”), of China Growth Equity Investment Ltd., a Cayman Islands limited life exempted company (the “ Company ”), and one warrant (the “ Warrants ”). Each Warrant entitles the holder to purchase one (1) Ordinary Share (subject to adjustment) for $10.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “ Business Combination ”), or (ii) twelve (12) months from the closing of Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “ Expiration Date ”). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to                      , 20___, unless Deutsche Bank Securities Inc. elects to allow separate trading earlier, subject to the Company’s filing of a current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of                      , 2011, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at _____________, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

Secretary	President

China Growth Equity Investment Ltd.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	__________Custodian
__________
TEN ENT	—	as tenants by the entireties			(Cust) (Minor) under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
                      OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                                                  Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                            Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).